Exhibit 23.2

Consent of Independent
Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-178484) filed December 14, 2011 on Form S-3 of Royale Energy, Inc. (the “Company”), of our report dated March 11, 2014, relating to our audit of the financial statements which appear in the Annual Report on Form 10-K of the Company as of December 31, 2013, and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Padgett, Stratemann & Co., LLP
San Antonio, Texas
March 30, 2015

Consent of Independent
Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-163184) filed November 18, 2009 on Form S-3 of Royale Energy, Inc. (the “Company”), of our report dated March 11, 2014, relating to our audit of the financial statements which appear in the Annual Report on Form 10-K of the Company as of December 31, 2013 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Padgett, Stratemann & Co., LLP
San Antonio, Texas
March 30, 2015